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                                                                   EXHIBIT 10.59
                   [AMERICAN DENTAL TECHNOLOGIES LETTERHEAD]
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September 7, 1999



Mr. Ben Gallant
American Dental Technologies, Inc.
5555 Bear Lane
Corpus Christi, TX 78405

Dear Ben:

As previously discussed, my employment transfer from Michigan to Texas requires the following:

1) Moving costs paid for by the Company as outlined below:

   - Moving expenses which cover the move of my personal effects (i.e., furniture, clothing, automobile, etc.)
   -  Six months rent of a furnished apartment in Texas
   - Two round trip airline tickets from Texas to Michigan (December and February travel)

2) On October 1, 1999, a salary increase to $100,000 per annum.

In the event that my employment is terminated by the Company for reasons other than death, disability or "good cause" as set forth below, or by myself for "good reason" as set forth below, prior to October 1, 2000, severance of six months salary, including health insurance, 401(k) contributions and any unused vacation will be paid.
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Good cause for the Company's termination of employment with me shall be defined as the occurrence of any of the following events:

       a) misconduct
       b) personal dishonesty
       c) violation of any law (other than traffic laws or misdemeanors)
       d) breach of fiduciary duty
       e) engaging in any conduct which adversely affects or conflicts with the Company

Good reason for my termination of employment with the Company shall be defined as the occurrence of any of the following events without the my consent:

       a) any material dimunition of my position, duties and responsibilities with the company
       b) any reduction in my base salary from $100,000 per annum
       c) required relocation of my principal place of employment more than 50 miles from Corpus Christi, Texas
       d) the Company's breach of any provision in this Agreement.

In the event my employment is terminated after a change in control of the Company, I shall receive the greater of the amount I am entitled to receive under the foregoing or entitled to receive under my change of control agreement with the Company.

By signing below, each party agrees to the above terms and conditions as outlined above (effective as of the date of these signatures).



/s/ Barbara A. Danieli                   /s/ Ben J. Gallant
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Ms. Barbara A. Danieli, CFO             Mr. Ben J. Gallant, President/CEO


       9/9/99                                       9/9/99
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Date                                    Date